UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
January 5, 2007
CENTRA FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 5, 2007, the Board of Directors of Centra Financial Holdings, Inc. (the “Company”) increased the number of directors of the Company by one and elected C. Christopher Cluss as a director to serve pursuant to the Company’s bylaws until the Company’s next annual meeting of shareholders or until his successor is duly elected or appointed and qualified. There are no agreements between Mr. Cluss and any other person, pursuant to which he was selected as a director. Mr. Cluss does not currently serve on any committees. Currently, the Company has not identified any committees on which Mr. Cluss is expected to be named.
     Since January 1, 2006, Mr. Cluss has not, directly or indirectly, been a party to, or had a material interest in, any transactions with the Company, except the sale of his shares of Smithfield State Bank of Smithfield, Pa., now Centra Bank-Smithfield, on the same terms and conditions as the sale or transfer of shares by all other shareholders of Smithfield State Bank of Smithfield, Pa., and the purchase of shares of Company Common Stock pursuant to a public offering completed in 2006, on the same terms and conditions as all other purchasers pursuant to the offering.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centra Financial Holdings, Inc.

By	/s/ Douglas J. Leech

Douglas J. Leech, President and Chief Executive Officer
January 8, 2007

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